Exhibit 99.1

Certification Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Annual Report of the Computer Network Technology Corporation 401(K) Salary Savings Plan (the “Plan”) on Form 11-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

June 27, 2003	BY:	/s/ Thomas G. Hudson Thomas G. Hudson Chief Executive Officer

	BY:	/s/ Gregory T. Barnum Gregory T. Barnum Chief Financial Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO COMPUTER NETWORK TECHNOLOGY CORPORATION AND WILL BE RETAINED BY COMPUTER NETWORK TECHNOLOGY CORPORATION AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION UPON ITS WRITTEN REQUEST.